                                                                  Exhibit (xxix)

May 1, 2008

Randall W. Merk,
President and Chief Executive Officer,
Schwab Capital Trust
Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab International Core Equity Fund

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

                                              NET OPERATING
SCHWAB INTERNATIONAL CORE EQUITY FUND         EXPENSE LIMIT         GUARANTEED THROUGH:

INVESTOR SHARES                                1.10 bps             2/27/10

SELECT SHARE                                   0.95%                2/27/10

INSTITUTIONAL SHARES                           0.86%                2/27/10


Sincerely,

-------------------                                         ------------------
George Pereira                                              Pamela Saunders
Chief Financial Officer, Charles Schwab Investment          Vice President, Proprietary Funds
Management, Inc.

cc:
Yi-Ching Wu
George Pereira
Zuogang Gao
James Pierce
Anna Loh
Mini Jande
Jim Giblin
Donna Passaglia